UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 8, 2005

Fauquier Bankshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	000-25805	541288193
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 Courthouse Square, Warrenton, Virginia		20186
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	540 347-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2005, The Fauquier Bank ("TFB"), the sole subsidiary of Fauquier Bankshares, Inc. ("Bankshares"), and C.H. Lawrence, Jr., a director of Bankshares, entered into a Consulting Agreement, pursuant to which Mr. Lawrence will provide certain consulting and training services to TFB on a part-time basis in addition to his duties as a director of Bankshares. These services include conducting various sales training classes for TFB employees such as "Establishing Customer Relations," "Leading the Winning Sales Team" and "Developing Teller Excellence," as well as providing other related consulting services that TFB may reasonably request. Under the agreement, Mr. Lawrence will be compensated $500 for each half day and $1,000 for each full day of consulting services provided to TFB.
The agreement expires December 31, 2006 but may be extended one or more times by mutual agreement of the parties. Either TFB or Mr. Lawrence may terminate the agreement at any time for any reason by giving 30 days’ prior written notice to the other party. The agreement is attached hereto as Exhibit 10.20, the contents of which are incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.20 Consulting Agreement, dated June 8, 2005, between The Fauquier Bank and C. H. Lawrence, Jr.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fauquier Bankshares, Inc.

June 8, 2005	By:	Randy K. Ferrell

Name: Randy K. Ferrell
Title: CEO

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Exhibit Index

Exhibit No.	Description

10.20	Consulting Agreement, dated June 8, 2005, between The Fauquier Bank and C. H. Lawrence, Jr.